As filed with the Securities and Exchange Commission on July 30, 2021

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

MATSON, INC.

(Exact name of registrant as specified in its charter)

Hawaii (State or Other Jurisdiction of Incorporation or Organization)	99-0032630 (I.R.S. Employer Identification No.)

1411 Sand Island Parkway

Honolulu, HI 96819

(Address of Principal Executive Offices, Zip Code)

Amended and Restated Matson, Inc. 2016 Incentive Compensation Plan

(Full title of the plan)

Matthew J. Cox

Chairman and Chief Executive Officer

Matson, Inc.

1411 Sand Island Parkway

Honolulu, HI 96819

(808) 848-1211

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

Stephen W. Fackler Gibson, Dunn & Crutcher LLP 1881 Page Mill Road Palo Alto, CA 94304 (650) 849-5300	Aaron K. Briggs Gibson, Dunn & Crutcher LLP 555 Mission St. San Francisco, CA 94105 (415) 393-8200

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer”, “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☑	Accelerated filer	◻

Non-accelerated filer	◻	Smaller reporting company	◻

		Emerging growth company	◻

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ◻

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered (1)(2)	Proposed Maximum Offering Price Per Share (3)	Proposed Maximum Aggregate Offering Price (3)	Amount of Registration Fee
Common Stock, no par value	1,850,000	$64.11	$118,603,500.00	$12,939.64

(1)

In addition to the number of shares of Matson, Inc. common stock, no par value (“Common Stock”) stated above, this Registration Statement (this “Registration Statement”) covers an indeterminate number of options and other rights to acquire Common Stock, to be granted pursuant to the Amended and Restated Matson, Inc. 2016 Incentive Compensation Plan (the “Plan”).

(2)

Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement also covers any additional shares of Common Stock that become available under the Plan because of events such as recapitalizations, stock dividends, stock splits and reverse stock splits, and any other securities with respect to which the outstanding shares of Common Stock are converted or exchanged.

(3)

Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(c) and 457(h)(1) under the Securities Act. The price per share and aggregate offering price are based upon the average of the high and low prices of the Common Stock as reported on the New York Stock Exchange on July 27, 2021.

EXPLANATORY NOTE

This Registration Statement is filed by Matson, Inc., a Hawaii corporation (the “Company” or the “Registrant”), relating to 1,850,000 shares of Common Stock issuable to eligible individuals under the Plan. These shares of Common Stock are in addition to the 2,500,000 shares of Common Stock registered on the Company’s Registration Statement on Form S-8 filed on June 23, 2016 with the Securities and Exchange Commission (the “SEC”) (SEC File No. 333-212194) (the “Prior Registration Statement”).

This Registration Statement relates to securities of the same class as that to which the Prior Registration Statement relates and is submitted in accordance with General Instruction E to Form S-8 regarding Registration of Additional Securities. Pursuant to General Instruction E of Form S-8, the contents of the Prior Registration Statements are incorporated herein by reference and made part of this Registration Statement, except as amended hereby.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.Plan Information*

Item 2Registrant Information and Employee Plan Annual Information*

*

Information required by Part I to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act and the Note to Part I of Form S-8.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8.Exhibits.

Exhibit No.	Description

4.1	Amended and Restated Articles of Incorporation of Matson, Inc. (incorporated by reference to Exhibit 3.1 of Matson’s Form 10-Q for the quarter ended June 30, 2012)

4.2	Articles of Amendment to Change Corporate Name (incorporated by reference to Exhibit 4.2 of Matson’s Form S-8 dated October 26, 2012)

4.3	Amended and Restated Bylaws of Matson, Inc. (as amended as of November 6, 2013) (incorporated by reference to Exhibit 3.1 of Matson’s Form 10-Q for the quarter ended September 30, 2013)

5.1	Opinion of Goodsill Anderson Quinn & Stifel

23.1	Consent Deloitte & Touche

23.2	Consent of Goodsill Anderson Quinn & Stifel (included in Exhibit 5.1)

24.1	Power of Attorney (included on signature page of this Registration Statement)

99.1	Amended and Restated Matson, Inc. 2016 Incentive Compensation Plan

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Oakland, State of California, on this 30th day of July, 2021.

MATSON, INC.

By:	/s/ Matthew J. Cox
Name:	Matthew J. Cox
Title:	Chairman and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Matthew J. Cox, Peter T. Heilmann, and Rachel C. Lee, and each of them, the individual’s true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this Registration Statement, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact and agents or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on the dates set forth below.

Name	Title	Date

/s/ Matthew J. Cox	Chairman and Chief Executive Officer	July 30, 2021
Matthew J. Cox	(Principal Executive Officer)

/s/ Joel M. Wine	Executive Vice President and Chief Financial Officer	July 30, 2021
Joel M. Wine	(Principal Financial Officer)

/s/ Kevin L. Stuck	Vice President and Controller	July 30, 2021
Kevin L. Stuck	(Principal Accounting Officer)

/s/ Meredith J. Ching	Director	July 30, 2021
Meredith J. Ching

/s/ Thomas B. Fargo	Director	July 30, 2021
Thomas B. Fargo

/s/ Mark H. Fukunaga	Director	July 30, 2021
Mark H. Fukunaga

/s/ Stanley M. Kuriyama	Director	July 30, 2021
Stanley M. Kuriyama

/s/ Constance H. Lau	Director	July 30, 2021
Constance H. Lau

/s/ Jenai S. Wall	Director	July 30, 2021
Jenai S. Wall